Exhibit 23.2

Deloitte & Touche LLP
555 Mission Street
Suite 1400
San Francisco, CA 94105
USA

Tel:+1 415 783 4000
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated October 7, 2020, relating to the financial statements of Affirm Holdings, Inc.. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, CA

November 17, 2020